EXHIBIT 99.1

Stone Tan China Acquisition Corp. Announces Date for
Special Meetings of Stockholders and Warrant Holders

New York, NY, September 30, 2009 — Stone Tan China Acquisition Corp. (“Stone Tan” or the “Company”) (OTCBB: STTA), announced today that Stone Tan’s special meeting of stockholders and warrant holders will be held at 9:00 a.m. eastern time, on October 14, 2009, at the offices of Loeb & Loeb LLP, Stone Tan’s counsel, at 345 Park Avenue, New York, New York.

As previously announced, common stockholders of record as of September 29, 2009 (the “Record Date”) will be invited to attend and to vote on, or submit a proxy to vote on, among other matters, (A) proposals to approve the acquisition by Stone Tan, through its wholly-owned subsidiary Stone Tan Hong Kong, of controlling interests in up to three separate newly-formed business entities established under the laws of the PRC (the “PRC Entities”) and (B) proposals to approve certain amendments to Stone Tan’s certificate of incorporation to allow Stone Tan to complete the proposed acquisition of the PRC Entities.  Warrant holders of record as of the Record Date will be invited to attend and to vote on, or submit a proxy to vote on proposals to approve certain amendments to the warrant agreement governing the terms of Stone Tan’s warrants. The full agenda for both meetings will be detailed in the definitive proxy statement/prospectus to be mailed to all Stone Tan common stockholders and warrant holders.

Ensuring Your Vote is Counted

Stone Tan advises holders of its securities to move these securities into accounts that do not permit the lending of securities, so called cash accounts or segregated accounts, and out of accounts that permit the lending of securities, such as margin accounts. These steps are designed to ensure that votes related to common stock and warrants beneficially owned by stockholders and warrant holders are properly counted. Beneficial owners of common stock and warrants that have been lent out (either with or without the beneficial owners’ knowledge) are not permitted to vote those shares or warrants.

About Stone Tan China Acquisition Corp.

Stone Tan is a public blank check company organized as a corporation under the laws of the State of Delaware on January 24, 2007. It was formed to effect a business combination with an unidentified operating business having its operations in the PRC. In October 2007, it consummated its IPO from which it derived gross proceeds of $264 million, including proceeds from the exercise of the underwriters’ over-allotment option. $260 million of the net proceeds of the IPO and a private placement completed prior to the IPO were deposited in a trust account and such funds and a portion of the interest earned thereon will be released only upon the consummation of the business combination or to holders of Stone Tan’s common stock in connection with its liquidation and dissolution. Other than its IPO and the pursuit of a business combination, Stone Tan has not engaged in any business to date.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Stone Tan’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Stone Tan’s expectations with respect to future performance, its ability to consummate the acquisition of interests in all three of the PRC entities, anticipated financial impacts of the acquisition, approval of the acquisition by stockholders and the satisfaction of the closing conditions to the acquisition.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside our control and difficult to predict. Factors that may cause such differences include, but are not limited to, the possibility that the expected growth will not be realized, or will not be realized within the expected time period, due to, among other things, (i) general economic conditions in the PRC; (ii) legislative and regulatory changes affecting the PRC entities, (iii) ability to retain qualified management and key personnel, (iv) delays, complications and problems in starting a new business venture, (v) liquidity issues, and (vi) defaults on loans and other financial accommodations provided by the PRC entities. Stone Tan cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Stone Tan’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning Stone Tan and the PRC entities, the acquisition, the related transactions or other matters and attributable to Stone Tan or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Stone Tan cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Stone Tan does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information

Stone Tan stockholders and warrant holders and other interested persons are urged to read the definitive proxy statement/prospectus and other relevant materials when they become available as they will contain important information about Stone Tan, the PRC entities and the proposed transaction. Such persons can also read Stone Tan’s SEC filings for a description of the security holdings of the Stone Tan officers and directors and their respective interests in the successful consummation of the proposed transaction. The definitive proxy statement/prospectus will be mailed to stockholders and warrant holders as of the Record Date. Stone Tan’s stockholders and warrant holders will be able to obtain a free copy of Stone Tan’s filings at the SEC’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Stone Tan China Acquisition Corp., Suite 1A, 11th Floor, Tower 1, China Hong Kong City, 33 Canton Road. Kowloon, Hong Kong.

Participation in Solicitation

Stone Tan and its directors, executive officers, and advisors may be deemed to be participants in the solicitation of proxies from the holders of Stone Tan securities in respect of the proposed transaction. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus relating to the proposed transaction when it becomes available and Stone Tan’s Annual Reports on Form 10-K as filed with the SEC, and Stone Tan’s Quarterly Reports on Form 10-Q as filed with the SEC, and any other Stone Tan filing with the SEC.

Disclaimer

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Stone Tan, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Contact:

Stone Tan China Acquisition Corp.
Suite 1A, 11th Floor, Tower 1, China Hong Kong City, 33 Canton Road, Hong Kong
Mr. James Huang
Telephone: (858) 531-1591